EXHIBIT 10.9
ATHERSYS, INC.
AMENDMENT NO. 3
TO
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     This Amendment No. 3, dated as of May 15, 2007 (this “Amendment”) to the Amended and Restated Registration Rights Agreement (the “Agreement”) dated as of April 28, 2000, as amended, is by and among Athersys, Inc., a Delaware corporation (the “Company”), and the holders of shares of capital stock of the Company who from time to time have executed counterparts to the Agreement (collectively, the “Existing Stockholders”).
RECITALS:
     WHEREAS, the Company plans to effect a transaction by which a wholly owned subsidiary of a publicly traded company (“PubCo”) will merge with and into the Company, the Company will become a wholly owned subsidiary of PubCo, and the existing stockholders of the Company will obtain majority ownership and control of PubCo immediately after such transaction (the “Merger”);
     WHEREAS, concurrent with and as a condition to the closing of the Merger, PubCo intends to conduct a private placement transaction (the “Offering”) pursuant to Regulation D promulgated under the Securities Act of 1933, as amended;
     WHEREAS, in connection with the Offering, PubCo, the Company and certain investors (the “New Stockholders”) will enter into a Securities Purchase Agreement (the “Securities Purchase Agreement”), the form of which is attached hereto as Exhibit A, pursuant to which the New Stockholders agree to purchase from PubCo Units consisting of one share of Pubco’s common stock (“Common Stock”) and a warrant (a “Warrant”) to purchase 0.25 shares of Common Stock on certain terms and conditions contained in the Securities Purchase Agreement;
     WHEREAS, the New Stockholders and certain other holders of securities of PubCo (collectively, the “Holders”) will be granted registration rights relating to Common Stock pursuant to the terms of the Securities Purchase Agreement;
     WHEREAS, pursuant to Section 10 of the Agreement, the Existing Stockholders must approve any future agreement granting registration rights to any holders of the Company’s securities;
     WHEREAS, it is a condition precedent to the closing of the Offering and the Merger that the Existing Stockholders waive certain rights existing under this Agreement; and
     WHEREAS, under Section 13(d) of the Agreement, the Existing Stockholders may waive any rights granted to them under the Agreement.

AGREEMENTS:
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
     1. Effective as of the date of this Amendment, the Existing Stockholders hereby approve the Securities Purchase Agreement and the registration rights granted therein.
     2. Effective as of the date of this Amendment, the Existing Stockholders hereby waive any rights to Piggyback Registration granted under Section 2 of the Agreement in connection with any registration rights granted to or exercised by the Holders under the Securities Purchase Agreement, except and only to the extent permitted by Section 6.7 of the Securities Purchase Agreement.
     3. Effective as of the date of this Amendment, the Existing Stockholders hereby agree that, in connection with an underwritten public offering as described in Section 6.7 of the Securities Purchase Agreement, the Holders and the Existing Stockholders shall have the priorities with respect to inclusion in such offering provided for in the Securities Purchase Agreement, and that, where inconsistent, the terms of the Securities Purchase Agreement shall supersede the terms of the Agreement for any such offering.
     4. Effective as of the date of this Amendment, the Existing Stockholders hereby agree that they will not exercise any rights to Demand Registration granted under Section 3 of the Agreement from and after the date of this Amendment until the date six months following (i) the effective date of the registration statement filed pursuant to Section 6.1 of the Securities Purchase Agreement or (ii) in the event that the Company is required to file any additional registration statements pursuant to Section 6.8 of the Securities Purchase Agreement, until the later of (a) the one-year anniversary of the First Closing under the Securities Purchase Agreement and (b) the six-month anniversary of the effective date of the first registration statement filed pursuant to Section 6.1 of Securities Purchase Agreement that is declared effective by the SEC.
     5. All covenants and agreements in this Amendment by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
     6. This Amendment may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together shall constitute one and the same Amendment. It is understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     7. This Amendment shall be governed by the laws of the State of Delaware, without reference to its conflict of law principles.
     8. Where necessary or appropriate to the meaning hereof, the singular, plural,

masculine, feminine and neuter shall be deemed to include each other.
     9. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.
     10. This Amendment and the Agreement constitute the entire agreement of the parties and there are no other agreements, written or oral, between the parties related to the subject matter of this Amendment and the Agreement.
     11. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to the Amended and Restated Registration Rights Agreement of Athersys, Inc. as of the day and year first above written.

ATHERSYS, INC.
By:	/s/ William Lehmann
William Lehmann
President

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*Note: conformed signatures of Existing Stockholders intentionally omitted from this filing.